EXHIBIT 32

CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the financial statements of Ophthalmic Imaging Systems (“Registrant”) for the quarter ended March 31, 2009 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended~~,~~; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: May 15, 2009

/s/ Gil Allon Gil Allon Chief Executive Officer (Principal Executive Officer)

/s/ Ariel Shenhar Ariel Shenhar Chief Financial Officer (Prinicpal Financial Officer)

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